Exhibit 99.2

CONTACT:	Vince Arnone	Devin Sullivan
	President and CEO	Senior Vice President
	(630) 845-4500	The Equity Group Inc.
(212) 836-9608

Fuel Tech, Inc. Announces Closing of $25.8 Million Private Placement

Priced At-The-Market

WARRENVILLE, Ill., February 17, 2021 – Fuel Tech, Inc. (NASDAQ: FTEK) (or "the Company"), a technology company providing advanced engineering solutions for the optimization of combustion systems, emissions control and water treatment in utility and industrial applications, today announced the closing of its previously announced private placement that consisted of 5,000,000 shares of the Company’s common stock and warrants to purchase up to an aggregate of 2,500,000 shares of common stock, at purchase price of $5.1625 per share and associated warrant, that was priced at-the-market under Nasdaq rules.

H.C. Wainwright & Co. acted as the exclusive placement agent for the offering

The gross proceeds to the Company were approximately $25.8 million, before deducting placement agent’s fees and other offering expenses. The common stock purchase warrants have an exercise price of $5.10 per warrant, are immediately exercisable and will expire on the five-and one-half year anniversary of the effective date of the resale registration statement registering the shares and warrant shares.

The Company intends to use the net proceeds from the offering for working capital purposes.

Under an agreement with the investors, the Company is required to file an initial registration statement with the Securities and Exchange Commission covering the resale of the shares of common stock to be issued to the investors no later than February 27, 2021 and to use its best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than May 18, 2021 in the event of a "full review" by the Securities and Exchange Commission.

The securities offered in the private placement have not been registered under the Securities Act of 1933, as amended, or applicable under state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. As part of the transaction, the Company has agreed to file a resale registration statement on Form S-3 with the Securities and Exchange Commission within 10 days of the closing to register the resale of the shares of common stock and shares of common stock underlying the warrants issued in the private placement.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Fuel Tech

Fuel Tech develops and commercializes state-of-the-art proprietary technologies for air pollution control, process optimization, water treatment, and advanced engineering services. These technologies enable customers to operate in a cost-effective and environmentally sustainable manner. Fuel Tech is a leader in nitrogen oxide (NOx) reduction and particulate control technologies and its solutions have been in installed on over 1,200 utility, industrial and municipal units worldwide. The Company’s FUEL CHEM® technology improves the efficiency, reliability, fuel flexibility, boiler heat rate, and environmental status of combustion units by controlling slagging, fouling, corrosion, and opacity. Water treatment technologies include DGI™ Dissolved Gas Infusion Systems which utilize a patented nozzle to deliver supersaturated oxygen solutions and other gas-water combinations to target process applications or environmental issues. This infusion process has a variety of applications in the water and wastewater industries, including remediation, aeration, biological treatment, and wastewater odor management. Many of Fuel Tech’s products and services rely heavily on the Company’s exceptional Computational Fluid Dynamics modeling capabilities, which are enhanced by internally developed, high-end visualization software. For more information, visit Fuel Tech’s web site at www.ftek.com.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” as defined in Section 21E of the Securities Exchange Act of 1934, as amended, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and reflect Fuel Tech’s current expectations regarding future growth, results of operations, cash flows, performance and business prospects, and opportunities, as well as assumptions made by, and information currently available to, our management. Fuel Tech has tried to identify forward-looking statements by using words such as “anticipate,” “believe,” “plan,” “expect,” “estimate,” “intend,” “will,” and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. These statements are based on information currently available to Fuel Tech and are subject to various risks, uncertainties, and other factors, including, but not limited to, those discussed in Fuel Tech’s Annual Report on Form 10-K in Item 1A under the caption “Risk Factors,” and subsequent filings under the Securities Exchange Act of 1934, as amended, which could cause Fuel Tech’s actual growth, results of operations, financial condition, cash flows, performance and business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Fuel Tech undertakes no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances or for any other reason. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those detailed in Fuel Tech’s filings with the Securities and Exchange Commission.